UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2006

TEXAS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4887	75-0832210

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1341 West Mockingbird Lane, Dallas, Texas	75247

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (972) 647 6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On November 1, 2006, the Rights Agreement dated as of November 1, 1996 (the “Expired Rights Agreement”), between Texas Industries, Inc. (the “Company”) and ChaseMellon Shareholder Services L.L.C., as Rights Agent, expired on its stated termination date.

Item 3.03	Material Modifications to Rights of Security Holders

On November 1, 2006 the Company filed an Amended and Restated Certificate of Designations of Series B Junior Participating Preferred Stock (the “Certificate of Designations”).  A copy of the Certificate of Designations is attached hereto as Exhibit 3.1 and incorporated herein by reference.

The amendments made in the Certificate of Designations increased the authorized number of shares of the Series B Junior Participating Preferred Stock from 25,000 to 40,000 and replaced the reference to the Expired Rights Agreement (as defined in Item 1.02) with a reference to the Rights Agreement dated November 1, 2006, a copy of which was described in and filed as an exhibit to the Company’s Current Report on Form 8-K filed on October 19, 2006.

Item 9.01	Exhibits

Exhibit 3.1	Amended and Restated Certificate of Designations of Series B Junior Participating Preferred Stock.

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INDUSTRIES, INC.

Date: November 1, 2006
	By:	/s/ Frederick G. Anderson

Frederick G. Anderson
Vice President and General Counsel